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CUSIP No.586999-40-1

                                    EXHIBIT 1

                                    AGREEMENT

                   This will confirm the agreement by and among all the undersigned that the Amendment No. 1 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Medtox Scientific, Inc. is being filed on behalf of each of the signatories names below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: January 4, 2001                PYRAMID TRADING LIMITED PARTNERSHIP
                                     BY: OAKMONT INVESTMENTS, LLC
                                     ITS: GENERAL PARTNER


                                     BY: /S/ Daniel Asher
                                         ---------------------------------------
                                             Daniel Asher
                                             Manager, Oakmont Investments, LLC


                                     OAKMONT INVESTMENTS, LLC


                                     BY: /S/ Daniel Asher
                                         ---------------------------------------
                                             Daniel Asher, Manager

                                     /s/ Daniel Asher
                                     -------------------------------------------
                                     DANIEL ASHER